EXHIBIT 99.0

For Immediate Release	Contacts:	News Media Lisa Marie Bongiovanni 310-252-3524 LisaMarie.Bongiovanni@mattel.com	Securities Analysts Dianne Douglas 310-252-2703 Dianne.Douglas@mattel.com

CORRECTION

In the news release, “Mattel (NYSE: MAT) Reports 2002 Third Quarter Results,” issued earlier today by Mattel, Inc. over PR Newswire, we are advised by the company that the sixth paragraph, third sentence, should read “The Entertainment category experienced a worldwide sales increase of 10 percent” rather than “The Entertainment category experienced a worldwide sales increase of 21 percent” as originally issued. This error, which was clerical in nature, pertains only to the calculation of this particular percentage and is not material. It has no effect upon any of the other information set forth in the release or the exhibits to the release, including sales data, gross margin, operating income and earnings per share.

Complete, corrected release follows:

MATTEL REPORTS 2002 THIRD QUARTER RESULTS

Third Quarter Highlights

•	Worldwide net sales up 6 percent;

•	International gross sales up 17 percent; 15 percent in local currency;

•	Worldwide gross sales for core brands: Barbie® up 6 percent; Hot Wheels® up 9 percent; American Girl® up 10 percent; and core Fisher-Price® up 23 percent;

•	Gross margin improvement of 310 basis points of net sales; SG&A increased by 210 basis points of net sales;

•	Operating income up 12 percent;

•	Earnings per share, excluding charges, of $0.58 vs. prior year of $0.50; and

•	GAAP earnings per share of $0.63 vs. prior year of $0.46.

EL SEGUNDO, Calif., Oct. 17, 2002—Mattel, Inc. (NYSE:MAT) today reported 2002 third quarter financial results. For the quarter, excluding non-recurring charges, income was $256.7 million, or $0.58 per share, versus last year’s income of $216.7 million, or $0.50 per share excluding goodwill amortization. The company reported GAAP (Generally Accepted Accounting Principles) net income, including non-recurring charges, of $280.6 million, or $0.63 per share, compared to last year’s net income of $199.8 million, or $0.46 per share. Included in the GAAP results for the quarter is a $27.3 million after-tax gain from discontinued operations related to Gores Technology Group’s sale of certain operating divisions of The Learning Company, in which Mattel has a contractual right to share.

For the quarter, net sales were $1.67 billion, a 6 percent increase from $1.58 billion last year. Operating income, excluding charges, was up 12 percent at $379.2 million. On a regional basis, third quarter gross sales increased 2 percent in the U.S. In international markets, quarterly gross sales were up 17 percent, or 15 percent in local currency.

“We are pleased with the performance across all areas of the business — our core brands are growing, margins are expanding, the balance sheet continues to show improvement and our cash flow is strong,” said Robert A. Eckert, chairman and chief executive officer of Mattel. “As I’ve said before, while we are focused on the long term, there will be bumps along the way. The current disruption caused by the West Coast port dispute, coupled with an uncertain retail environment, presents near-term challenges, which we are working to overcome.”

The company’s long-term guidance remains unchanged with revenues expected to grow moderately in the mid-single-digit range and EPS growth to be in the low double-digits at the low end of the range to mid-teens at the high end of the range over the planning horizon.

Girls

The Girls division achieved worldwide gross sales of $727.6 million, an increase of 2 percent with performance driven by international growth in the Barbie® brand, as well as growth in the Polly Pocket!® and American Girl® brands. This growth was partially offset by declines in the large doll category, which includes the discontinuation of the Cabbage Patch Kids® line. International sales of Barbie® increased double-digits while domestic sales declined slightly, consistent with the company’s continued strategy to reduce shipments of adult-targeted collector and holiday dolls.

Boys-Entertainment

Worldwide gross sales for the Boys-Entertainment division, which consists of the Wheels and Entertainment categories, were up 9 percent at $461.8 million. The Wheels category experienced an 8 percent increase in worldwide sales driven primarily by strong international sales. The Entertainment category experienced a worldwide sales increase of 10 percent with strong sales of the newly launched He-Man® and Masters of the Universe®, Yu-Gi-Oh!™ and SpongeBob™ SquarePants lines.

Infant and Preschool

Worldwide gross sales for the Infant and Preschool division, which includes the Fisher-Price®, Sesame Street® and Disney brands, were $629.5 million, up 9 percent. Worldwide sales of the core Fisher-Price brand increased 23 percent, bolstered by strong sales in the Rescue Heroes™, Baby Gear™ and newly launched Imaginext™ lines, more than offsetting declines in the character brands business.

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Financial Realignment

Mattel recorded pre-tax charges of $5.5 million in the quarter as part of its $250 million financial realignment plan. The third quarter charges are largely related to the closure of its North American distribution and manufacturing facilities and streamlining back office functions. These charges are included in Cost of Sales ($0.9 million), Other Selling and Administrative Expenses ($2.3 million) and Other Income, Net ($2.3 million) in the consolidated statement of operations. Since the announcement of the plan in September 2000, Mattel has recorded $216.5 million in pre-tax charges. The company is on target to deliver initial cumulative cost savings of approximately $200 million from the financial realignment plan by year-end 2003.

Live Webcast

Mattel will webcast its 2002 third quarter earnings conference call at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) today. The conference call will be simulcast on the “Investors & Media” section of www.mattel.com. To listen to the call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the call may be accessed beginning three hours after the completion of the live call. To listen to a replay of the call via telephone, domestic and international callers should dial +(719) 457-0820. The passcode is 763971. The telephonic playback will be available for 48 hours beginning two hours after the completion of the live call.

About Mattel

Mattel, Inc. is the world’s largest toy company and the leader in the design, manufacture and marketing of toys. The company’s best-selling brands include Barbie®, Hot Wheels®, Fisher-Price® and American Girl®. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world. The company’s corporate Web site can be found at www.mattel.com.

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Note: Forward-looking statements with respect to the financial condition, results of operations and business of the company, which may include, but are not limited to sales levels, restructuring, special charges, other non-recurring charges, cost savings, operating efficiencies and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company’s dependence on the timely development, manufacture, introduction and customer acceptance of new products; the seasonality of the toy business; customer concentration; significant changes in buying patterns of major customers, including as a result of bankruptcy; adverse changes in general economic conditions in the U.S. and internationally, including adverse changes in the retail environment; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; risks associated with foreign operations; unanticipated negative results of litigation, governmental proceedings or environmental matters; possible work stoppages, slowdowns or strikes, including as a result of labor disputes at ports in the Western U.S.; and other risks and uncertainties as may be detailed from time to time in the company’s public announcements and SEC filings. This release includes forward-looking statements about anticipated revenue and earnings per share growth, cost savings under the company’s financial realignment plan, sales strategy and cost cutting initiatives. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

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EXHIBIT I

MATTEL, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS
PRO FORMA BEFORE CHARGES AND GOODWILL AMORTIZATION
SEPTEMBER 30, 2002

	Three Months Ended or At			Nine Months Ended
	9/30/2002	9/30/2001	% Change	9/30/2002	9/30/2001	% Change
	(In millions, except per share amounts)
Key P&L Data:
Net Sales	$1,669.4	$1,575.3	6%	$3,215.8	$3,126.7	3%
Gross Margin	$841.3	$745.5	13%	$1,535.4	$1,429.7	7%
% of Net Sales	50.4%	47.3%		47.7%	45.7%
Advertising	$187.0	$174.9	7%	$352.6	$339.2	4%
% of Net Sales	11.2%	11.1%		11.0%	10.8%
SG&A	$279.3	$230.3	21%	$702.5	$649.8	8%
% of Net Sales	16.7%	14.6%		21.8%	20.8%
Operating Income	$379.2	$337.8	12%	$492.6	$432.6	14%
% of Net Sales	22.7%	21.4%		15.3%	13.8%
Income Before Charges & Goodwill	$256.7	$216.7		$296.6	$231.4
% of Net Sales	15.4%	13.7%		9.2%	7.4%
EPS Before Charges—Diluted	$0.58	$0.50		$0.67	$0.53
Average Number of Common Shares—Diluted	442.2	436.3		441.0	435.3
Key Balance Sheet Data:
Accounts Receivable, Net	$1,355.7	$1,591.4
Days of Sales Outstanding (DSO)	67	84
Inventories	$573.8	$739.7
Days of Supply (DOS)	64	77
Total Debt Outstanding	$1,118.0	$2,001.1
Total Debt-to-Total Capitalization	37.9%	55.4%
Worldwide Gross Sales:
Girls	$727.6	$710.4		$1,476.3	$1,427.9
% As Reported	2%	1%		3%	4%
% Local Currency	1%	2%		3%	5%
Boys/Entertainment	$461.8	$423.2		$881.5	$838.5
% As Reported	9%	5%		5%	7%
% Local Currency	9%	6%		5%	8%
Infant & Preschool	$629.5	$578.8		$1,152.5	$1,138.7
% As Reported	9%	3%		1%	2%
% Local Currency	8%	3%		1%	3%
Total Company	$1,823.4	$1,713.4		$3,521.1	$3,413.3
% As Reported	6%	2%		3%	4%
% Local Currency	6%	3%		3%	5%

EXHIBIT II

MATTEL, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Sept. 30, 2002			Nine Months Ended Sept. 30, 2002
	As Reported(a)	Impact of Charges	Pro Forma	As Reported(a)	Impact of Charges	Pro Forma
	(In millions, except per share amounts)
Net Sales	$1,669.4	$0.0	$1,669.4	$3,215.8	$0.0	$3,215.8
Cost of sales	829.0	0.9	828.1	1,689.1	8.7	1,680.4

Gross Profit	840.4	(0.9)	841.3	1,526.7	(8.7)	1,535.4
Advertising and promotion expenses	187.0	0.0	187.0	352.6	0.0	352.6
Other selling and administrative expenses	281.6	2.3	279.3	707.8	5.3	702.5
Restructuring and other charges	0.0	0.0	0.0	21.7	21.7	0.0
Other (income), net	(1.9)	2.3	(4.2)	(6.9)	5.4	(12.3)

Operating Income	373.7	(5.5)	379.2	451.5	(41.1)	492.6
Interest expense	26.6	0.0	26.6	85.3	0.0	85.3

Income From Continuing Operations Before Income Taxes	347.1	(5.5)	352.6	366.2	(41.1)	407.3
Provision for income taxes	93.8	(2.1)	95.9	97.3	(13.4)	110.7

Income From Continuing Operations	253.3	(3.4)	256.7	268.9	(27.7)	296.6
Gain from discontinued operations, net of tax	27.3	27.3	0.0	27.3	27.3	0.0

Income Before Cumulative Effect of Change in Accounting Principles	280.6	23.9	256.7	296.2	(0.4)	296.6
Cumulative effect of change in accounting principles, net of tax	0.0	0.0	0.0	(252.2)	(252.2)	0.0

Net Income	$280.6	$23.9	$256.7	$44.0	$(252.6)	$296.6

Income Per Share—Basic
Income from continuing operations	$0.58	$(0.01)	$0.59	$0.62	$(0.06)	$0.68
Gain from discontinued operations	0.06	0.06	0.00	0.06	0.06	0.00
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.58)	(0.58)	0.00

	$0.64	$0.05	$0.59	$0.10	$(0.58)	$0.68

Average Number of Common Shares Outstanding—Basic	437.0	437.0	437.0	435.3	435.3	435.3

Income Per Share—Diluted
Income from continuing operations	$0.57	$(0.01)	$0.58	$0.61	$(0.06)	$0.67
Gain from discontinued operations	0.06	0.06	0.00	0.06	0.06	0.00
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.57)	(0.57)	0.00

	$0.63	$0.05	$0.58	$0.10	$(0.57)	$0.67

Average Number of Common and Common Equivalent Shares Outstanding—Diluted	442.2	442.2	442.2	441.0	441.0	441.0

	Three Months Ended Sept. 30, 2001			Nine Months Ended Sept. 30, 2001
	As Reported(a)	Impact of Charges & Goodwill	Pro Forma	As Reported(a)	Impact of Charges & Goodwill	Pro Forma
Net Sales	$1,575.3	$0.0	$1,575.3	$3,126.7	$0.0	$3,126.7
Cost of sales	840.0	10.2	829.8	1,721.0	24.0	1,697.0

Gross Profit	735.3	(10.2)	745.5	1,405.7	(24.0)	1,429.7
Advertising and promotion expenses	174.9	0.0	174.9	339.5	0.3	339.2
Other selling and administrative expenses	230.3	0.0	230.3	649.9	0.1	649.8
Restructuring and other charges	0.0	0.0	0.0	13.0	13.0	0.0
Other expense, net	3.5	1.0	2.5	15.2	7.1	8.1

Operating Income Before Amortization of Goodwill	326.6	(11.2)	337.8	388.1	(44.5)	432.6
Amortization of goodwill	11.5	11.5	0.0	34.5	34.5	0.0

Operating Income	315.1	(22.7)	337.8	353.6	(79.0)	432.6
Interest expense	39.5	0.0	39.5	114.0	0.0	114.0

Income Before Income Taxes	275.6	(22.7)	298.3	239.6	(79.0)	318.6
Provision for income taxes	75.8	(5.8)	81.6	66.7	(20.5)	87.2

Income Before Cumulative Effect of Change in Accounting Principles	199.8	(16.9)	216.7	172.9	(58.5)	231.4
Cumulative effect of change in accounting principles, net of tax	0.0	0.0	0.0	(12.0)	(12.0)	0.0

Net Income	$199.8	$(16.9)	$216.7	$160.9	$(70.5)	$231.4

Income Per Share—Basic
Income before cumulative effect of change in accounting principles	$0.46	$(0.04)	$0.50	$0.40	$(0.13)	$0.53
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.03)	(0.03)	0.00

	$0.46	$(0.04)	$0.50	$0.37	$(0.16)	$0.53

Average Number of Common Shares Outstanding—Basic	431.2	431.2	431.2	430.7	430.7	430.7

Income Per Share—Diluted
Income before cumulative effect of change in accounting principles	$0.46	$(0.04)	$0.50	$0.40	$(0.13)	$0.53
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.03)	(0.03)	0.00

	$0.46	$(0.04)	$0.50	$0.37	$(0.16)	$0.53

Average Number of Common and Common Equivalent Shares Outstanding—Diluted	436.3	436.3	436.3	435.3	435.3	435.3

(a)	Reported in accordance with generally accepted accounting principles.

EXHIBIT III

MATTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
BEFORE CHARGES AND GOODWILL AMORTIZATION

	For The Three Months Ended Sept. 30,					For The Nine Months Ended Sept. 30,
	2002		2001			2002		2001
	$ Amt	% Net Sales	$ Amt	% Net Sales	% Change	$ Amt	% Net Sales	$ Amt	% Net Sales	% Change
	(In millions, except per share amounts)
Net Sales	$1,669.4		$1,575.3		6.0%	$3,215.8		$3,126.7		2.9%
Cost of sales	828.1	49.6%	829.8	52.7%	-0.2%	1,680.4	52.3%	1,697.0	54.3%	-1.0%

Gross Profit	841.3	50.4%	745.5	47.3%	12.9%	1,535.4	47.7%	1,429.7	45.7%	7.4%
Advertising and promotion expenses	187.0	11.2%	174.9	11.1%	6.9%	352.6	11.0%	339.2	10.8%	3.9%
Other selling and administrative expenses	279.3	16.7%	230.3	14.6%	21.3%	702.5	21.8%	649.8	20.8%	8.1%
Other (income) expense, net	(4.2)	-0.2%	2.5	0.2%		(12.3)	-0.4%	8.1	0.3%

Operating Income	379.2	22.7%	337.8	21.4%	12.3%	492.6	15.3%	432.6	13.8%	13.9%
Interest expense	26.6	1.6%	39.5	2.5%	-32.8%	85.3	2.7%	114.0	3.6%	-25.2%

Income Before Income Taxes	352.6	21.1%	298.3	18.9%	18.2%	407.3	12.6%	318.6	10.2%	27.9%
Provision for income taxes	95.9	5.7%	81.6	5.2%	17.6%	110.7	3.4%	87.2	2.8%	27.2%

Income Before Charges & Goodwill	$256.7	15.4%	$216.7	13.7%	18.5%	$296.6	9.2%	$231.4	7.4%	28.2%

Effective Tax Rate	27.2%		27.4%			27.2%		27.4%
EPS Before Charges—Basic	$0.59		$0.50			$0.68		$0.53

Average Number of Common Shares—Basic	437.0		431.2			435.3		430.7
EPS Before Charges—Diluted	$0.58		$0.50			$0.67		$0.53

Average Number of Common Shares—Diluted	442.2		436.3			441.0		435.3

CONDENSED CONSOLIDATED BALANCE SHEETS

	At Sept. 30,		At Dec. 31, 2001
	2002	2001
	(In millions)
Assets
Cash and short-term investments	$196.4	$65.7	$616.6
Accounts receivable, net	1,355.7	1,591.4	696.6
Inventories	573.8	739.7	487.5
Prepaid expenses and other current assets	227.2	181.5	291.9

Total current assets	2,353.1	2,578.3	2,092.6
Property, plant and equipment, net	596.3	613.8	626.7
Other assets	1,529.7	1,859.1	1,821.3

Total Assets	$4,479.1	$5,051.2	$4,540.6

Liabilities and Stockholders’ Equity
Short-term borrowings	$95.5	$735.1	$38.1
Current portion of long-term liabilities	382.2	244.9	210.1
Accounts payable and accrued liabilities	1,135.0	1,071.5	1,109.0
Income taxes payable	227.0	197.0	239.8

Total current liabilities	1,839.7	2,248.5	1,597.0
Long-term debt	640.3	1,021.1	1,020.9
Other long-term liabilities	167.4	171.4	184.2
Stockholders’ equity	1,831.7	1,610.2	1,738.5

Total Liabilities and Stockholders’ Equity	$4,479.1	$5,051.2	$4,540.6